EXHIBIT 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS FIRST QUARTER 2009 RESULTS

·	Adjusted EBITDA $3.0 million
·	Net sales were $39.7 million
·	Gross margin 36.9%

CARSON, California, May 6, 2009 ― U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), the largest online provider of automotive aftermarket parts and accessories, today reported financial results for the first quarter ended April 4, 2009.  Net sales for the first quarter were $ 39.7 million and net loss was $0.7 million, or $0.02 per diluted share.  Net loss includes a $1.3 million, or $0.04 per diluted share, non-cash charge for stock option forfeitures of which $0.6 million, or $0.02 per diluted share, resulted from the CEO’s voluntary forfeiture in an effort to reduce stock option overhang and reduce on-going share-based compensation.

Q1 2009  results also include three additional business days caused by a change in the Company’s fiscal year to a 52/53 week period ending on the first Saturday following December 31st.  Excluding the three additional business days, net sales would have been $38.3 million and net loss would have been $0.8 million, or $0.03 per diluted share. This compares to Q1 2008 net sales of $40.0 million and a net loss of $0.9 million, or $0.03 per diluted share.

Diluted EPS for the quarters ended April 4, 2009 and March 31, 2008 included amortization expense related to intangibles of $0.4 million, or $0.01 per diluted share, and $2.1 million, or $0.07 per diluted share, respectively. The Company generated adjusted EBITDA of $3.0 million for the quarter or $2.8 million on a calendar quarter basis compared to $1.8 million for Q1 2008. For further information regarding adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income (loss), see non-GAAP Financial Measures below.

“We are pleased that the initiatives launched in 2008 are delivering meaningful year over year and sequential adjusted EBITDA improvements,” stated Shane Evangelist, Chief Executive Officer.  “Equally important is the progress made on our growth initiatives to improve the customer experience, lower the cost consumers pay for parts and develop how-to content to educate the consumer on maintaining their vehicles. Despite investing $1.6 million in these initiatives, we generated excess cash and our cash balance exiting the quarter was $1.5 million higher than Q4 2008. ”

“Macro-economic conditions are still turbulent but our online sales per day for Q1 2009 were approximately equal to Q1 2008, a modest recovery from recent quarters” continued Evangelist. “We believe that the online sales recovery supports our contention that long-term consumer behavior trends are lining up in favor of US Auto Parts. The recession has brought a dose of reality to consumer spending; people are keeping their vehicles longer and looking for ways to reduce maintenance cost.  These trends fit perfectly with our strategic initiatives to lower the cost consumers pay for auto parts and educate them on how to maintain their vehicle themselves.”

Q1 2009 Financial Highlights

•
Net sales for calendar Q1 2009 (reported on a calendar basis for comparison purposes) declined by 4.2% from Q1 2008. Online sales for calendar Q1 2009 declined 1.4 % and offline sales declined by 27.5% compared to Q1 2008.  The decline in offline sales was primarily due a loss of sales to a large customer in Q3 2008.

•
Gross profit for Q1 2009 was $14.6 million or 36.9% of net sales compared to 34.4% of net sales for Q1 2008. The increase in gross margin was due in part to initiatives to reduce freight costs and a previously disclosed contract change with one of our suppliers regarding marketing co-op (now included in product cost).

•
Online advertising expense was $2.5 million or 7.1% of online net sales for the first quarter of 2009 compared to 7.6% of online net sales for the prior year period.  The decline in advertising spend as a percent of sales reflects improvements from our ROI-based spending model.

•
Marketing expense, excluding advertising expense, was $2.8 million or 7.1% of net sales for the first quarter of 2009 compared to 8.2% of net sales in the prior year period.  The decrease was primarily due to lower personnel-related costs and depreciation expense.

•
General and administrative expense was $4.8 million or 12.1% of net sales for the first quarter of 2009 compared to 11.5% of net sales in the prior year period.  This increase was primarily due to higher personnel-related expenses including a one-time charge of $0.3 million in share-based compensation related to the voluntary forfeiture of CEO stock options; partially offset by lower professional fees.

•
Fulfillment expense was $2.7 million or 6.8% of net sales in the first quarter of 2009 compared to 5.3% in the prior year period.  The increase is primarily due to the opening of our new distribution center on the East Coast.

•	Technology expense was $0.9 million or 2.3% of net sales in the first quarter of 2009 compared to 1.8% of net sales in the prior year period.

•
Amortization expense was $0.4 million in the first quarter of 2009 compared to $2.1 million in the prior year period.  The decrease is primarily due to impairment charges of certain intangible assets during 2008.

•	Income tax expense increased by $1.0 million due to the tax effect of stock option forfeitures.

•	Capital expenditures for the first quarter of 2009 were $1.6 million which included $1.2 million of internally-developed software and website development costs.

•
Cash, cash equivalents and short term investments were $33.9 million at April 4, 2009.  The Company includes $6.4 million of investments in auction rate preferred securities in long-term assets, which are not included in cash. Cash increased by $1.5 million over the sequential quarter.

Q1 2009 Operating Metrics

	(Calendar)	(4-4-5)		(Calendar)		(Calendar)
	Q1 2009	Q1 2009	Q1 2008	% Change	Q4 2008	% Change
Conversion Rate	1.16%	1.17%	1.21%	-4.1%	1.15%	0.9%
Customer Acquisition Cost	$6	$6	$7	-14.3%	$6	0.0%
Unique Visitors (millions)	25.8	27.1	26.4	-2.3%	22.9	12.7%
Orders (thousands)	301	316	320	-5.9%	264	14.0%
Revenue Capture (% Sales)*	82.1%	81.8%	76.4%	7.5%	80.9%	1.5%
Average Order Value	$120	$120	$126	-4.8%	$120	0.0%

*Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide "Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest income (expense), net; (b) income tax provision (benefit); (c) amortization of intangibles and impairment loss; (d) depreciation and amortization; and (e) share-based compensation expense related to stock options.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company's business and results of operations.

Management uses Adjusted EBITDA as a measurement of the Company's operating performance because it assists in comparisons of the Company's operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company's capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry.  Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):
	Thirteen Weeks Ended	(Calendar Basis) Three Months Ended	Three Months Ended
	April 4, 2009	March 31, 2009	March 31, 2008

Net loss	$(679)	$(757)	$(875)
Interest income, net	(90)	(90)	(270)
Income tax provision (benefit)	1,363	1,276	(564)
Amortization of intangibles	367	367	2,099
Depreciation and amortization	1,018	1,018	795
EBITDA	1,979	1,814	1,185
Share-based compensation	1,027	1,027	631
Adjusted EBITDA	$3,006	$2,841	$1,816

Conference Call

As previously announced, the Company will conduct a conference call with analysts and investors to discuss the results today, Wednesday, May 6, 2009, at 2:00 pm Pacific Time (5:00 pm Eastern Time).  The conference call will be conducted by Shane Evangelist, Chief Executive Officer and Ted Sanders, Chief Financial Officer.  Participants may access the call by dialing (888) 561-1803 (domestic) or (480) 629-9870 (international).  In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks.  A telephone replay will be available through May 20, 2009. To access the replay, please dial (800) 406-7325 (domestic) or (303) 590-3030 (international), passcode 4050441.  To view the press release or the financial or other statistical information required by SEC Regulation G, please visit the Investor Relations section of the U.S. Auto Parts website at investor.usautoparts.net.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company's network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts' flagship websites are located at www.autopartswarehouse.com and www.partstrain.com and the Company's corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management's current expectations, estimates and projections about the Company's business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as ''anticipates,'' ''could,'' ''expects,'' ''intends,'' ''plans,'' “potential,” ''believes,'' ''predicts,'' ''projects,'' ''seeks,'' "estimates," "may,'' ''will,''  ''would,'' ''will likely continue'' and variations of these words or similar expressions are intended to identify forward-looking statements.  These statements include, but are not limited to, the Company's expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth, our liquidity requirements, and the status of our auction rate preferred securities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, economic downturn that could adversely impact retail sales;  marketplace illiquidity; demand for the Company's products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company's industry; the Company's ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company's ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog;  the Company's ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company's business plans both domestically and internationally; the Company's cash needs; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; and the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; any remediation costs or other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC's website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

US Auto Parts®, Auto Parts Train™, PartsTrain®, Partsbin™, Kool-Vue™ and Auto-Vend™ are among the trademarks of U.S. Auto Parts.  All other trademarks and trade names mentioned are the property of their respective owners.

U.S. AUTO PARTS NETWORK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data and par value)

	April 4, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,939	$32,473
Accounts receivable, net	2,008	1,353
Inventory, net	11,337	10,910
Deferred income taxes	2,095	2,095
Other current assets	2,934	2,090
Total current assets	52,313	48,921

Property and equipment, net	9,035	8,203
Intangible assets, net	2,658	3,028
Goodwill	9,772	9,772
Deferred income taxes	12,744	14,061
Investments	6,351	6,351
Other non-current assets	93	94

Total assets	$92,966	$90,430

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,677	$5,702
Accrued expenses	8,426	5,663
Capital leases payable, current portion	28	47
Other current liabilities	1,911	1,496
Total current liabilities	15,042	12,908

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized at April 4, 2009 and December 31, 2008; 29,846,757 shares issued and outstanding at April 4, 2009 and December 31, 2008	30	30
Additional paid-in capital	147,490	146,408
Accumulated other comprehensive loss	(89)	(88)
Accumulated deficit	(69,507)	(68,828)
Total stockholders’ equity	77,924	77,522

Total liabilities and stockholders’ equity	$92,966	$90,430

U.S. AUTO PARTS NETWORK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
	Thirteen Weeks Ended	Three Months Ended
	April 4, 2009	March 31, 2008

Net sales	$39,664	$40,009
Cost of sales	25,024	26,259
Gross profit	14,640	13,750
Operating expenses:
Marketing (1)	5,335	5,967
General and administrative (1)	4,765	4,623
Fulfillment (1)	2,652	2,088
Technology (1)	928	684
Amortization of intangibles	367	2,099
Total operating expenses	14,047	15,461
Income (loss) from operations	593	(1,711)
Other income	91	272
Income (loss) before income taxes	684	(1,439)
Income tax provision (benefit)	1,363	(564)
Net loss	$(679)	$(875)

Basic and diluted net loss per share	$(0.02)	$(0.03)
Shares used in computation of basic and diluted net loss per share	29,846,757	29,846,757

___________________________________
	Thirteen Weeks Ended	Three Months Ended
(1) Includes share-based compensation expense as follows:	April 4, 2009	March 31, 2008
Marketing	$106	$83
General and administrative	822	503
Fulfillment	47	32
Technology	52	13
Total share-based compensation expense	$1,027	$631

U.S. AUTO PARTS NETWORK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Thirteen Weeks Ended	Three Months Ended
	April 4, 2009	March 31, 2008
Operating activities
Net loss	$(679)	$(875)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,018	795
Amortization of intangibles	367	2,099
Share-based compensation expense	1,027	631
Deferred taxes	1,317	—
Changes in operating assets and liabilities:
Accounts receivable, net	(655)	29
Inventory, net	(427)	(1,449)
Other assets	(843)	(2,359)
Accounts payable and accrued expenses	1,501	826
Other current liabilities	415	212
Net cash provided by (used in) operating activities	3,041	(91)

Investing activities
Additions to property and equipment	(1,565)	(1,024)
Proceeds from the sale of marketable securities	—	20,400
Purchases of marketable securities	—	(5,500)
Net cash provided by (used in) investing activities	(1,565)	13,876

Financing activities
Payments made on notes payable	—	(1,000)
Payments on short-term financing	(19)	(18)
Net cash used in financing activities	(19)	(1,018)

Effect of changes in foreign currencies	9	(10)

Net increase in cash and cash equivalents	1,466	12,757
Cash and cash equivalents at beginning of period	32,473	19,399
Cash and cash equivalents at end of period	$33,939	$32,156

Supplemental disclosure of non-cash investing activities:
Accrued asset purchases	$237	$-

Investor Contacts:

Ted Sanders, Chief Financial Officer
U.S. Auto Parts Network, Inc.
tsanders@usautoparts.com
(424) 702-1455